UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2026

GOSSAMER BIO, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38796	47-5461709
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3115 Merryfield Row, Suite 120
San Diego, California, 92121

(Address of Principal Executive Offices) (Zip Code)
(858) 684-1300
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GOSS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Early Settlement of Exchange Offer
On June 4, 2026 (the “Early Settlement Date”), Gossamer Bio, Inc. (the “Company”) accepted for exchange and completed the early settlement of the 5.00% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”) that were validly tendered on or before the early tender deadline of 5:00 p.m., New York City time, on June 2, 2026 (the “Extended Early Tender Date”) in the Company’s previously announced exchange offer (the “Exchange Offer”) to exchange any and all of the Existing Convertible Notes for a pro rata portion of (i) up to $72.0 million in aggregate principal amount of its new 7.50% Convertible Senior Secured First Lien Notes due 2030 (the “New Convertible Notes”), (ii) up to 317,647,058 shares of its common stock (the “Common Stock”), par value $0.0001 per share (the “New Shares”) or, in lieu of issuing shares of Common Stock to the extent any investor would beneficially own greater than 9.99% of the outstanding Common Stock, prefunded warrants to purchase shares of Common Stock (the “Prefunded Warrants” and, together with the New Shares, the “Equity Securities”) and (iii) up to 150,000,000 warrants to purchase shares of its Common Stock (the “Purchase Warrants” and, together with the New Convertible Notes and the Equity Securities, the "Offered Securities"). The Company also completed the concurrent solicitation of consents (the “Consent Solicitation”) from holders of the Existing Convertible Notes to adopt certain amendments to the indenture governing the Existing Convertible Notes, dated as of May 21, 2020, and a first supplemental indenture dated as of May 21, 2020 (together, the “Existing Convertible Notes Indenture”), and entered into a supplemental indenture (the “Supplemental Indenture”) to the Existing Convertible Notes Indenture with Wilmington Trust, National Association, as trustee (the “Existing Convertible Notes Trustee”). The Supplemental Indenture eliminates substantially all of the restrictive covenants in the Existing Convertible Notes Indenture as well as certain events of default and related provisions applicable to the Existing Convertible Notes.
For the remaining holders of Existing Convertible Notes that did not tender their Existing Convertible Notes prior to the Extended Early Tender Date, the Exchange Offer will expire at 5:00 p.m., New York City time, on June 16, 2026 (such time and date, as the same may be extended, the “Expiration Deadline”), unless extended or earlier terminated. The withdrawal deadline for the Exchange Offer and Consent Solicitation occurred at 5:00 p.m., New York City time, on June 1, 2026 (the “Withdrawal Deadline”). As a result, and because the Withdrawal Deadline is not being extended, tenders of the Existing Convertible Notes and related consents may no longer be withdrawn, except in limited circumstances where additional withdrawal rights are required by law. If all conditions to the Exchange Offer have been or are concurrently satisfied or waived at or prior to the Expiration Deadline, unless extended, the Company will accept for exchange any remaining Existing Convertible Notes that were validly tendered in the Exchange Offer following the Extended Early Tender Date and at or prior to the Expiration Deadline, and not validly withdrawn at or prior to the Withdrawal Deadline (the date of such exchange, the “Final Settlement Date”). The Final Settlement Date, if any, will be promptly after the Expiration Deadline and is currently expected to occur on June 18, 2026, the second business day immediately following the Expiration Deadline.
As previously announced, in connection with the Exchange Offer and Consent Solicitation, the Company entered into a transaction support agreement dated May 18, 2026 (the “Transaction Support Agreement”) with certain beneficial owners or nominees, investment managers or advisors for beneficial holders of the Existing Convertible Notes who held approximately 75.2% of the aggregate principal amount of the Existing Convertible Notes (the “Supporting Noteholders”) as of the effective date of the Transaction Support Agreement.
Pursuant to the early settlement of the Exchange Offer, $181,052,000 in aggregate principal amount of the Existing Convertible Notes were validly tendered, accepted for exchange by the Company and subsequently cancelled (collectively, the “Early Tendered Notes”). Following such cancellation, $18,948,000 in aggregate principal amount of the Existing Convertible Notes remain outstanding.
In connection with the early settlement of the Exchange Offer, on June 4, 2026, the Company issued (i) $65,174,000 in aggregate principal amount of New Convertible Notes, (ii) 254,150,441 New Shares, (iii) 33,402,727 Prefunded Warrants and (iv) 135,789,000 Purchase Warrants, in exchange for the validly tendered and accepted Early Tendered Notes. In addition, holders of Early Tendered Notes accepted for exchange will receive accrued and unpaid interest on such Early Tendered Notes from, and including, the most recent interest payment date to, but excluding, the Early Settlement Date.
The Offered Securities have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the Offered Securities, any shares underlying the Offered Securities, the Existing Convertible Notes or any other securities, nor will there be any sale of such securities or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Item 1.01. Entry into a Material Definitive Agreement.

New Convertible Notes Indenture
The New Convertible Notes delivered in exchange for the Early Tendered Notes were, and any New Convertible Notes delivered in exchange for remaining Existing Convertible Notes that are validly tendered in the Exchange Offer following the Extended Early Tender Date and at or prior to the Expiration Deadline will be, issued pursuant to an indenture, dated as of June 4, 2026 (the “New Convertible Notes Indenture”), by and between the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (in such capacity, the “Collateral Agent”).
The New Convertible Notes are secured, first lien obligations of the Company. The New Convertible Notes will mature on July 1, 2030, unless earlier converted or repurchased in accordance with the terms of the New Convertible Notes, provided that the New Convertible Notes have a springing maturity date of March 2, 2027 (91 days prior to the stated maturity of the Existing Convertible Notes) if more than $4.0 million of the Existing Convertible Notes remain outstanding at such time. The New Convertible Notes bear interest at a rate of 7.50% per annum from June 4, 2026, which interest will be payable in cash semi-annually in arrears on January 1 and July 1 of each year, starting on January 1, 2027.
The conversion rate for the New Convertible Notes will initially be the number of shares of Common Stock per $1,000 principal amount of New Convertible Notes equal to the quotient of $1,000 divided by a 10% premium to the Reference Price (as defined below), rounded to the nearest 1/10,000th of a share. The “Reference Price” will equal the greater of (i) $0.17 and (ii) the lower of (x) $0.34 and (y) the average of the daily volume-weighted average prices for the seven (7) consecutive VWAP trading days beginning on, and including, the VWAP trading day immediately following the Final Settlement Date.
Prior to obtaining stockholder approval of certain proposals that will allow the issuance of Common Stock pursuant to the terms of the New Convertible Notes, the Company will be permitted to satisfy its obligations upon conversion of the New Convertible Notes only in the form of cash settlement. Following such stockholder approval, the Company will be permitted to satisfy its obligations under the New Convertible Notes with any settlement method it is otherwise permitted to elect, including by physical settlement in shares of common stock. Additionally, a holder of New Convertible Notes will not be permitted to convert its New Convertible Notes at any time prior to the later of (a) the date the conversion rate has been determined and (b) the earlier of (1) the date of the special meeting at which the Company seeks stockholder approval of such proposals, whether or not such approvals are obtained and (2) the date that is 61 calendar days following the initial settlement date of the Offered Securities. A “make whole” premium will be payable on the New Convertible Notes through an increase to the conversion rate in certain circumstances to compensate converting holders for interest that would have been payable to the maturity date.
The New Convertible Notes Indenture includes incurrence based negative covenants, including but not limited to, limitations on debt, limitations on liens and entry into restrictive agreements, limitations on mergers, consolidations or sales of all or substantially all assets, limitations on transactions with affiliates, limitations on restricted payments and investments, limitations on disposals of assets, limitations on foreign subsidiaries and limitations on impairment of security. The New Convertible Notes Indenture also includes usual and customary affirmative covenants, including but not limited to, further assurance, payment of obligations, reporting, and compliance certificate. The New Convertible Notes Indenture also contains a minimum liquidity covenant that requires the Company to maintain a minimum amount of liquidity of $40 million, tested monthly on the date that the compliance certificate for the applicable month will be delivered and commencing with the fiscal month ending June 30, 2026; provided that the minimum liquidity requirement will be reduced to (x) $20 million, upon completion of one or more equity raises with aggregate proceeds of at least $100 million, (y) $10 million, subject to satisfaction of condition (x) above and written notice from the FDA by December 1, 2026 that it has accepted for filing the Company’s new drug application and (z) $0, subject to satisfaction of conditions (x) and (y) above and completion of one or more equity raises with aggregate proceeds (including all proceeds under condition (x) above) of at least $150 million. The New Convertible Notes Indenture contains other customary terms including with respect to events of default, amendments, defeasance, and satisfaction and discharge, and is governed by New York law.
Under certain circumstances and subject to conditions set forth in the New Convertible Notes Indenture, the Company may elect to force a mandatory conversion of the New Convertible Notes.
If certain corporate events constituting a fundamental change occur (which shall include, among other things, the acquisition by any person or group of more than 50% of the outstanding common stock of the Company or a delisting of the Company’s common stock), the Company shall offer to repurchase all of the outstanding New Convertible Notes for cash at a repurchase price equal to 100% of the aggregate principal amount of the New Convertible Notes then outstanding plus accrued and unpaid interest.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the New Convertible Notes Indenture, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Purchase Warrant Agreement
The Purchase Warrants were issued pursuant to a warrant agreement, dated as of June 4, 2026 (the “Purchase Warrant Agreement”), by and between the Company and Computershare, Inc., as warrant agent (the “Warrant Agent”).
Prior to obtaining stockholder approval of certain proposals that will allow the issuance of common stock pursuant to the terms of the Purchase Warrants, the Company will be permitted to satisfy its obligations upon exercise of the Purchase Warrants only in the form of cash settlement on a net-cash basis. Following such stockholder approval, the Company will be permitted to satisfy its obligations under the Purchase Warrants by physical settlement in shares of Common Stock. Additionally, Purchase Warrants will be exercisable at any time from December 3, 2026 until June 4, 2031. The Purchase Warrants will be exercisable with a cash exercise price equal to the greater of (i) $0.34 and (ii) a 25% premium to the Reference Price, subject to adjustments. The number of shares of Common Stock issuable upon exercise of the Purchase Warrants is subject to customary anti-dilution adjustments in the event of stock dividends, stock splits, stock combinations, reclassifications, distributions and similar events, as well as adjustments in connection with certain degressive issuances at a price below the then-current strike price and a reduction to the strike price in connection with a fundamental change based on a Black-Scholes valuation of the Purchase Warrants. The Purchase Warrant Agreement includes a beneficial ownership limitation that provides that the holders may not exercise (nor may the Company allow the exercise of) the Purchase Warrants if, upon giving effect to such exercise, such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated for the purposes of Section 13(d) of the Exchange Act) to exceed 4.99% (or, at the holder’s election, up to 9.99%) of the total number of the then issued and outstanding shares of Common Stock; provided that any increase in such percentage will not be effective until the 61st day after such notice is delivered to the Company. The Purchase Warrant Agreement provides that the Company will prepare a resale registration statement with respect to the shares of Common Stock underlying the Purchase Warrants, subject to certain terms and exceptions.
The foregoing description of the Purchase Warrant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Warrant Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Prefunded Warrants
The Prefunded Warrants were issued pursuant to a form of prefunded warrant to purchase Common Stock and have an exercise price of $0.0001 per underlying share of Common Stock, exercisable via cashless exercise at any time after the date of issuance of such Prefunded Warrant, subject to the ownership limitations described below. The number of shares of Common Stock issuable upon exercise of each Prefunded Warrant is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, the holders of the Prefunded Warrants are entitled to participate in pro rata distributions and purchase rights on the same basis as if they held the underlying shares of Common Stock, and in the event of a fundamental transaction, the holders will be entitled to receive, upon exercise, the same kind and amount of securities, cash or property as they would have received had they held the underlying shares immediately prior to such fundamental transaction. The Prefunded Warrants include a beneficial ownership limitation that provides that the holders may not exercise (nor may the Company allow the exercise of) such Prefunded Warrant if, upon giving effect to such exercise, such exercise would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated for the purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 9.99% of the total number of the then issued and outstanding shares of Common Stock as determined in accordance with the terms of each Prefunded Warrant; provided that the Prefunded Warrant holder may decrease (or increase) such percentage to a percentage not in excess of 9.99%; provided further that any increase in such percentage will not be effective until the 61st day after notice of such increase is delivered to the Company.
The foregoing description of the Prefunded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Prefunded Warrant, a copy of which is filed as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein.

Existing Convertible Notes Supplemental Indenture
Following receipt of the requisite consents in the Consent Solicitation, the Company and the Existing Convertible Notes Trustee entered into the Supplemental Indenture to the Existing Convertible Notes Indenture, dated as of June 4, 2026, to eliminate substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in the Existing Convertible Notes Indenture.
The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein.

Voting and Lock-up Agreements
By tendering Existing Convertible Notes in the Exchange Offer, each participating holder of Existing Convertible Notes is deemed to have agreed with the Company that it will appear at the special meeting to be held following the Exchange Offer or otherwise cause the New Shares received by it in the Exchange Offer to be counted as present thereat for purposes of determining a quorum, and be present (in person or by proxy) and vote (or cause to be voted) all of the New Shares it beneficially owns in favor of the Stockholder Proposals at such special meeting.
By tendering Existing Convertible Notes in the Exchange Offer, each participating holder of Existing Convertible Notes is deemed to have agreed to substantially the same terms as those in the voting agreements previously entered into by the Supporting Noteholders, which includes having agreed with the Company that from and after the Early Settlement Date and until 5:00 p.m., New York City time on June 5, 2026, which is the record date of the special meeting to be held following the Exchange Offer, it will not transfer, sell, exchange, assign or convey any legal or beneficial ownership interest in, or any right, title or interest therein (including any right or power to vote), or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution or otherwise) any New Shares, or enter into any contract, option, or other agreement with respect to any of the foregoing, subject to certain exceptions as included therein.
The foregoing description of the voting agreements entered into by the Supporting Noteholders does not purport to be complete and is qualified in its entirety by reference to the full text of the form of voting agreement, a copy of which is filed as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Cancellation of Existing Convertible Notes Tendered in Exchange Offer
On the Early Settlement Date, the Company caused the Early Tendered Notes accepted for exchange to be delivered to the Existing Convertible Notes Trustee for cancellation. The Early Tendered Notes represented 90.526% of the previously outstanding Existing Convertible Notes.
The information set forth in the Explanatory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Termination of the Transaction Support Agreement
In accordance with the terms of the Transaction Support Agreement, the Transaction Support Agreement automatically terminated on the Early Settlement Date.
The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The information set forth in the Explanatory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.
In connection with the Exchange Offer, on the Early Settlement Date, in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof and Rule 506 of Regulation D promulgated thereunder, the Company issued $65,174,000 in aggregate principal amount of New Convertible Notes, 254,150,441 shares of its Common Stock, 33,402,727 Prefunded Warrants and 135,789,000 Purchase Warrants to eligible holders of the Existing Convertible Notes accepted for exchange in the Exchange Offer. Initially, (i) a maximum of 498,389,410 shares of the Company’s Common Stock may be issued upon conversion of the New Convertible Notes, based on the initial maximum conversion rate of 7,647.0588 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions, (ii), a maximum of 135,789,000 shares of the Company’s Common Stock may be issued upon exercise of the Purchase Warrants, which is subject to customary anti-dilution adjustment provisions, and (iii) a maximum of 33,402,727 shares of the Company’s Common Stock may be issued upon exercise of the Prefunded Warrants, which is subject to customary anti-dilution adjustment provisions.
The information set forth in each of Item 1.01 and the Explanatory Note of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.
Item 7.01 Regulation FD Disclosure.
On June 3, 2026, the Company issued a press release announcing the early tender results and its election to accept for exchange the Early Tendered Notes in the Exchange Offer and Consent Solicitation. The full text of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information contained or incorporated herein, including the press release attached as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

*   *   *
Note Regarding Forward-Looking Statements
The Company cautions you that statements contained in this report regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the Company’s Exchange Offer and Consent Solicitation relating to its Existing Convertible Notes, including the timing and anticipated benefits thereof; and the Company’s ability to consummate the Exchange Offer. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: the Company may not be able to complete the Exchange Offer on the anticipated timeline or at all, and the Company may not realize the anticipated benefits therefrom; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
10.1	Indenture, dated as of June 4, 2026, by and among Gossamer Bio, Inc., the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee and collateral agent.
10.2	Form of 7.50% Convertible Senior Secured First Lien Notes due 2030 (included as Exhibit A to Exhibit 10.1).
10.3	Purchase Warrant Agreement, dated as of June 4, 2026, by and between Gossamer Bio, Inc. and Computershare, Inc., as warrant agent.
10.4	Form of Purchase Warrant (included as Exhibit A to Exhibit 10.3).
10.5	Second Supplemental Indenture, dated as of June 4, 2026, by and between Gossamer Bio, Inc. and Wilmington Trust, National Association, as trustee, to the Indenture, dated as of May 21, 2020.
10.6	Form of Prefunded Warrant.
10.7	Form of Voting Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on May 18, 2026).
99.1	Press release of Gossamer Bio, Inc. dated June 3, 2026
104	Cover page interactive data file (embedded with the inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOSSAMER BIO, INC.

Date: June 4, 2026	By:	/s/ Christian Waage
Christian Waage
Executive Vice President and General Counsel